					Exhibit 99.2
Impact of Money Market Fund Support on Results
December 31, 2008 Quarter to Date & Cumulative to Date, as of December 11, 2008
Estimated and Unaudited
					Quarter to Date as of 12/11/08		Cumulative as of 12/11/08
($ in thousands)	Initial
	Transaction Dates	Par Value of Securities	Support Amount (14)	Cash Collateral	Gross Charge (15)	After Tax Charge (16)	Gross Charge (15)	After Tax Charge (16)

Capital Support Agreement (1)(2)	Nov. 2007	$ −	$ −	$ −	$ (4,258)	$ (2,506)	$ −	$ −

Letter of Credit/Capital Support Agreement (3)	Mar. 2008/ Dec. 2008	432,197	285,000	135,000	69,544	42,206	220,492	119,949

Capital Support Agreements (3)(4)(5)	Mar. 2008	342,524	275,000	275,000	35,826	21,554	231,601	139,436

Capital Support Agreements (5)(6)	Jun. 2008	172,285	125,000	125,000	19,191	11,568	105,035	64,139

Capital Support Agreement (5)(7)	Sept. 2008	75,000	30,000	30,000	11,128	6,607	21,360	12,630

Capital Support Agreements (8)	Sept. 2008	n/m	27,500	27,500	2,546	1,451	16,275	9,533

Capital Support Agreements (1)	Oct. 2008	n/m	7,000	7,000	−	−	−	−

Totals for securities currently held by funds		1,022,006	749,500	599,500	133,977	80,880	594,763	345,687

Purchased Canadian Conduit Securities (9)	Dec. 2007	80,405	80,405	-	91	53	38,042	16,565

Total Return Swap (1)(10)	Dec. 2007	354,934	354,934	209,411	32,230	20,526	70,162	36,443

Purchased Non-bank Sponsored SIV (11)(12)	Jun. 2008	57,916	57,916	-	6,513	3,914	27,989	12,386

Purchased Non-bank Sponsored SIV (5)(11)(13)	Sept. 2008	226,897	209,353	-	26,045	15,641	113,810	50,949

Sale of Non-bank Sponsored SIV (5)(11)	Dec. 2008	-	-	-	840,880	511,453	1,394,769	830,717

Totals for securities purchased from funds		720,152	702,608	209,411	905,759	551,587	1,644,772	947,060

Total		$1,742,158	$1,452,108	$808,911	$1,039,736	$632,467	$2,239,535	$1,292,747
n/m - not meaningful

(1) Pertains to Citi Institutional Liquidity Fund P.L.C. (USD Fund)
(2) Securities matured and were paid in full at par value of $200 million
(3) Pertains to Citi Institutional Liquid Reserves Portfolio, a Series of Master Portfolio Trust
(4) Support amount was increased by $350 million in September 2008 and $175 million in December 2008

  (5) Securities previously supported under capital support arrangements were purchased from the Citi Institutional Liquid Reserves Portfolio, Western Asset Money Market Fund, and Legg Mason Global Funds P.L.C. at an aggregate par value of $1.36 billion; these securities and securities purchased from the Citi Institutional Liquidity Fund P.L.C. (USD Fund) in September 2008 with an aggregate par value of $291 million were sold.  The loss on sale includes transaction costs and costs associated with purchasing the securities from the funds, including accrued interest

(6) Pertains to Western Asset Money Market Fund, Western Asset Institutional Fund, and Legg Mason Global Funds P.L.C.; support amount was increased by $100 million in December 2008
(7) Pertains to Western Asset Institutional Fund; support amount was increased by $10 million in December 2008

  (8) Pertains to Citi Institutional Liquidity Fund (Euro Fund), Citi Institutional Liquidity Fund (Sterling Fund), Western Asset Institutional Fund; support amount was increased by $7.5 million in October 2008

(9) Securities purchased from Legg Mason Western Asset Canadian Money Market Fund

(10) Securities with an aggregate par value of $250 million and $190 million matured and were paid in full in September and November 2008, respectively; payment of principal of $95 million was received in October 2008; extended to November 2009

(11) SIV refers to securities issued by structured investment vehicles and other similar conduits
(12) Securities purchased from Prime Cash Reserves Portfolio previously supported under the November 2007 letters of credit
(13) Securities purchased from Citi Institutional Liquidity Fund P.L.C. (USD Fund) previously supported under the November 2007 and September 2008 letters of credit
(14) Support amount for securities purchased reflects amount paid to fund less subsequent receipts of principal
(15) Includes mark-to-market losses and net financing costs, if applicable, through December 1, 2008
(16) Includes related adjustments to operating expenses, where applicable, and income tax benefits